Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 5, 2010 except for Note 2, to which the date is May 26, 2010 relating to the December 31, 2009 financial statements of Kraig Biocraft Laboratories, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
August 1, 2011